                                                                  EXECUTION COPY




================================================================================



                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of August 6, 1996

                                  by and among

                                  DANSKIN, INC.

                                       and

                        OPPENHEIMER BOND FUND FOR GROWTH




================================================================================

          This Registration Rights Agreement (this "Agreement") is made and entered into as of August 6, 1996 by and among DANSKIN, INC., a Delaware corporation (the "Company"), and OPPENHEIMER BOND FUND FOR GROWTH (the "Purchaser"). The execution and delivery of this Agreement is a condition to the obligations of the Purchaser to purchase the Company's 10% Cumulative Convertible Preferred Stock (with a Liquidation Preference equivalent to $5,000 per share) under the Exchange Agreement dated as of August 6, 1996 (the "Exchange Agreement") by and among the Company and the Purchaser, and relates to the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Shares").

          The Company and the Purchaser hereby agree as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Exchange Agreement As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" or "Securities Act" means the Securities Act of 1933, as amended.

          "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Commission" means the Securities and Exchange Commission.

          "DTC" means The Depository Trust Company.

          "Effectiveness Period" has the meaning set forth in Section 2(b) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" or "Holders" means any Person or Persons holding the Preferred Stock or the Conversion Shares.

          "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Conversion Shares.

          "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers the Conversion Shares, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Underwriter" means any underwriter of Conversion Shares in connection with an offering thereof under a Shelf Registration Statement.

          2. SHELF REGISTRATION. (a) The Company shall, within 120 days following the date of original issuance (the "Issue Date") of the shares of Preferred Stock, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Conversion Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use all reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act as promptly as practicable after the date of filing of such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the Conversion Shares held by it covered by such Shelf Registration unless such Holder is in compliance with Section 3(k) hereof.

          (b) Subject to Section 2(c), the Company shall use all reasonable efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of three years from the date of the last issuance of the shares of Preferred Stock pursuant to the Exchange Agreement or such shorter period that will terminate upon the earlier of the following: (A) when all Conversion Shares issued upon conversion of the Preferred Stock have been sold pursuant to the Shelf Registration Statement or (B) when, in the written opinion of counsel to the Company, all outstanding Conversion Shares held by persons that are not affiliates of the Company may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto (in either such case, such period being called the "Effectiveness Period") and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Conversion Shares of such Holder and to identify such Holder as a selling security holder. The Company shall be deemed not to have used all reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Conversion Shares covered thereby not being able to offer and sell any such Conversion Shares during that period, unless (i) such action is required by applicable law, or (ii) upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) below, and such action is taken by the Company in good faith and for valid business reasons, and the Company thereafter promptly complies with the requirements of paragraph 3(i) below.

          (c) The Purchaser shall not effect any sale, including by way of Rule 144 or Rule 144A, or other distribution of the Preferred Stock or the Conversion Shares during the 14 days prior to, and during the 180-day period (or such other period as the Company and the managing underwriter or underwriters of an underwritten public offering by the Company may agree) beginning on the effective date of a registration statement covering an underwritten public offering of the Common Stock of the Company.

          3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to each Holder prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchaser reasonably may propose.

          (b) The Company shall take such action as may be necessary so that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and an amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Purchaser and the Holders and, if requested by the Purchaser or any such Holder, confirm such advice in writing:

               (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

               (2) The Company shall advise the Purchaser and the Holders and, if requested by the Purchaser or any such Holder, confirm such advice in writing of:

               (i) the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

               (iii) the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company shall use all reasonable efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference).

          (f) The Company shall, during the Effectiveness Period, deliver to each Holder included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except upon and during the continuance of any event described in paragraph 3(c)(2)(iii) above) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Conversion Shares in connection with the offering and sale of the Conversion Shares covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

          (g) Prior to any offering of Conversion Shares pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders included therein and their respective counsel in connection with the registration or qualification of such Conversion Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Conversion Shares covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

          (h) Unless any Conversion Shares shall be in book-entry only form, the Company shall cooperate with the Holders of Conversion Shares to facilitate the timely preparation and delivery of certificates representing Conversion Shares to be sold pursuant to any Shelf Registration Statement, free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Conversion Shares pursuant to such Shelf Registration Statement.

          (i) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Conversion Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

          (j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders or otherwise provide in accordance with
     Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (k) The Company may require each Holder of Conversion Shares to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Conversion Shares as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and the Company may exclude from such registration the Conversion Shares of any Holder that fails to furnish such information within a reasonable time after receiving such request.

          (1) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

          (m) The Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Conversion Shares, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 (or such other provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

          (n) The Company shall (i) make reasonably available for inspection by the Holders of Conversion Shares to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties; (iii) make such representations and warranties to the Holders of Conversion Shares registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Exchange Agreement;
     (iv) obtain opinions of counsel to the Company (who may be the general counsel of Company) and updates thereof (which counsel and opinions (in form, scope and substance) must be reasonably satisfactory to the Managing Underwriters, if any) in customary form addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinions or a written statement by such counsel delivered in connection with such opinions shall include, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company, addressed to each such Holder of Conversion Shares registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such other customary documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(n) shall be performed at each closing under any underwritten offering to the extent required thereunder.

          (o) The Company will use its best efforts to cause the Conversion Shares to be approved for quotation on the Nasdaq National Market, or listed upon any other national securities exchange upon which its Common Stock is listed.

          (p) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Conversion Shares or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) thereof, whether as a Holder of such Conversion Shares or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Conversion Shares and to exercise usual standards of due diligence in respect thereto, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules of the NASD.

          (q) The Company shall use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Conversion Shares covered by the Shelf Registration Statement contemplated hereby.

          4. REGISTRATION EXPENSES. Except as otherwise provided in Section 6, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Company and reasonably acceptable to the Holders of a majority of the Conversion Shares covered by the Shelf Registration Statement to act as counsel therefor in connection therewith.

          5. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Shelf Registration Statement, the Company shall indemnify and hold harmless the Purchaser, each Holder, each underwriter who participates in an offering of Conversion Shares, each person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees, trustees and agents, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Conversion Shares, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable under this clause (i) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld; and

               (ii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Holders or any underwriter (except to the extent otherwise expressly provided in Section 5(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) of this Section 5(a);

provided that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Company by the Purchaser, such Holder or any underwriter in writing expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus if the Purchaser, such Holder or such underwriter failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts advanced by the Company to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Company if it shall be finally determined by such court or governmental agency or body in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchaser, each underwriter who participates in an offering of Conversion Shares and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Shelf Registration Statement), employees, trustees and agents and each Person, if any, who controls the Company, the Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in
Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Conversion Shares pursuant to the Shelf Registration Statement.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, provided that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provision agreement provided for in this
Section 5 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, the Purchaser and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Purchaser and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Purchaser and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Purchaser and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Purchaser and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Purchaser or the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Purchaser and the Holders of the Conversion Shares agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5(d), each director, officer, employee, trustee, agent and Person, if any, who controls the Purchaser or a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser or Holder, and each director, officer, employee, trustee and agent of the Company, and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

          6. UNDERWRITTEN OFFERING. The Holders of Conversion Shares covered by the Shelf Registration Statement who desire to do so may sell such Conversion Shares in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Conversion Shares to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to arrange for more than one underwritten offering during the Effectiveness Period. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Conversion Shares in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Conversion Shares are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders. Notwithstanding the foregoing or the provisions of Section 3(l) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Conversion Shares outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

          7.   MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. The provision of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Purchaser.

          (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          1. if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 6(b);

          2. if to the Purchaser, initially at the address set forth in the Exchange Agreement; and

          3. if to the Company, initially at its address set forth in the Exchange Agreement.

All such notices and communications shall be deemed to have duly given when received.

          The Purchaser or the Company by notice to the other may designate an additional or different address for subsequent notices or communications.

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Conversion Shares. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Conversion Shares and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

          (g) SEVERABILITY. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                   DANSKIN, INC.


                                   By: /s/  Edwin W. Dean
                                       -----------------------------------
                                       Edwin W. Dean
                                       Vice Chairman of the Board


                                   OPPENHEIMER BOND FUND
                                     FOR GROWTH


                                   By: /s/ Michael S. Rosen
                                      -----------------------------------
                                       Michael S. Rosen
                                       Vice President